EXHIBIT 10.1

                            SETTLEMENT AGREEMENT AND

                          MUTUAL RELEASE OF ALL CLAIMS

      This settlement Agreement and Mutual Release of All Claims ("Agreement"), dated March 27, 1996, is executed by and between Westmark Group Holdings, Inc. ("WGHI"), a Colorado corporation, and James Cassidy ("Cassidy"), and is made with reference to the following:

                                    RECITALS

      WHEREAS, WGHI retained Cassidy beginning in 1994 and continuing into 1995, and agreed to pay Cassidy for services provided; and

      WHEREAS, Cassidy performed services on behalf of WGHI and billed it for such services on an hourly basis;

      WHEREAS, WGHI has informed Cassidy that it is unable to pay in cash the amounts owed to Cassidy for such services and has requested that Cassidy accept the form of payment as set forth herein;

      WHEREAS, the parties hereby wish to settle and to resolve any and all disputes, debts, damages, accounts, claims and demands whatsoever between them arising from Cassidy's representation of WGHI and Cassidy's claims for payments owned by WGHI to Cassidy for legal representation of WGHI.

      NOW, THEREFOR, in consideration of the terms set forth below in Sections 1 and 2 of this Agreement, and the other covenants and conditions contained herein, WGHI and Cassidy mutually agree as follows:

      1. On or before March 31, 1996, WGHI at its own cost and expense will file with the U.S. Securities and Exchange Commission ("SEC") a Registration Statement on Form S-1 or SB-1 ("Registration Statement") covering the issuance to Cassidy of such number of shares of WGHI common stock as calculated pursuant to the terms of Section 2 hereof. WGHI will use its best efforts to cause the SEC to declare the Registration Statement effective under Section 5 of the Securities Act of 1993 on or before June 1, 1996.

      2. Immediately upon the effectiveness and qualification of the Registration Statement, WGHI will issue to Cassidy 35,000 shares. All such WGHI shares shall be fully paid, nonassessable, duly authorized and validly issued and will be free and clear of all preemptive rights, rights of first refusal, liens, charges, restrictions, claims and encumbrances. WGHI agrees that it will sell the Cassidy shares in an orderly manner through the brokerage firm designated by WGHI, or such other brokerage firm as agreed to by the parties. Westmark shall cause the registration issuance and sale of sufficient shares to enable Cassidy to receive no less than $5,859 per month commencing June 15, 1996 and continuing on the 15th day of each thereafter until the entire balance shall have been paid in full. WGHI agrees to register, qualify and issue to Cassidy additional WGHI shares to the extent the number of WGHI shares originally registered, qualified and issued are insufficient to net $5,859 per month commencing June 15, 1996. Once Cassidy has netted $70,300, any remaining WGHI shares will be returned to WGHI and shall be retired.

      3. If at any time WGHI fails to perform its obligations as set forth hereinabove, WGHI shall be in default of this Agreement and Cassidy shall be entitled to proceed with any and all remedies provided at law or in equity.

      4. Cassidy hereby releases and forever discharges WGHI, and all of its past, present and future attorneys, officers, directors, employees, agents, insurers, successors and assigns from any and all claims, demands, obligations or causes of action of any nature whatsoever, whether in law or in equity, or whether for contractual, compensatory or punitive damages, which have arisen or may arise out of WGHI alleged failure to pay for services rendered on its behalf by Cassidy, and any past, present or future partners or employees; provided, however, that the release, set forth herein does not in any way pertain to WGHI's obligations to Cassidy set forth herein, including without limitation, the obligations set forth in Sections 1 or 2 hereof.

      5. WGHI hereby releases and forever discharges Cassidy, and all of its past, present and future partners, attorneys, officers, directors, employees, agents, insurers, successors and assigns, from any and all claims, demands, obligations or causes of action of any nature whatsoever, whether in law or in equity, or whether for contractual, compensatory or punitive damages, which have or may arise out of Cassidy performance of services on behalf of WGHI, or failure thereof, and any and all other claims or causes of action WGHI may have against Cassidy, whether real or imaginary or known or unknown at this time.

      6. Subject to satisfaction of the terms set forth in Sections 1 and 2 all parties hereto acknowledge that they execute and agree to this Agreement, and accept the terms set forth herein, as a complete compromise of all matters involving disputed issues of law and fact and fully assume, thereby, the risk that the facts or law may be other than they believe.

      7. The parties hereto acknowledge and understand that this Agreement creates new obligations and rights between them. Except as otherwise provided for in this Agreement, each party expressly waives and assumes the risk of any and all claims for damages which exist as of this date, but of which it is unaware, whether through ignorance, oversight, error, negligence or otherwise, and which, if known to Cassidy or to WGHI, would materially affect their decision to enter into this Agreement. Each party further assumes the risk that it may suffer damages in the future which it does not now anticipate nor suspect. Each party waives all rights under California Civil Code Section 1542, which states as follows:

      "A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

      8. Each party warrants and represents to the other that it has not assigned, conveyed or transferred any of the claims or possible claims against any of the parties hereto (or any interest therein) which are released or referred to herein and that the releases herein are what they purport to be.

      In the event of an adjudication that either party is in breach of this Section, the party in breach agrees to indemnify and hold harmless the other party from any resulting liability, claim, demand, damage, cost, expense and/or attorney's fees incurred by the other party as a result of the breach.

      9. Cassidy agrees and acknowledges that it will accept the payments and the registration, issuance and sale of the WGHI shares specified hereinabove as a full and complete compromise of matters involving disputed issues as to Cassidy. Each of Cassidy and WGHI agrees and acknowledges that neither this Agreement, nor delivery of the WGHI shares by WGHI herein, or any event occurring during the negotiations for this Agreement (nor any statement or communication made in connection therewith) by either party, or their attorneys or representatives, shall be considered an admission by any party of any act or omission to act, or of any responsibility or liability for any claims, suits, actions or any facts, representations or misrepresentations regarding any of the parties, and that no past nor present wrongdoing on the part of either party shall be implied therefrom.

      10. Each party represents and warrants that it has full authority to enter into this Agreement and to release all of the claims, known or unknown, which are the subject matter of the releases herein.

      11. This Agreement is binding upon, and shall inure to the benefit of, each of the parties and their respective officers, directors, investors, agents, representatives, partners, predecessors, successors and assigns.

      12. WGHI hereby represents and warrants that as of the date of its execution of this Agreement it has sufficient shares of common stock duly authorized and available in order to comply with the terms of Sections 1 and 2 hereof. WGHI agrees that it will reserve and keep available for issuance sufficient shares of its common stock so that it can comply with its obligations set forth in Sections 1 and 2 hereof.

      13. This Agreement contains the entire agreement between the parties and supersedes and replaces any and all prior or contemporaneous agreements or understandings, whether written or oral, with regard to the matters set forth herein. This Agreement may be amended or modified in whole or in part at any time, but only by a written agreement executed by both parties in the same manner as this Agreement.

      14. This Agreement has been negotiated, and is entered into, in the State of Florida, County of Palm Beach. The validity, interpretation, construction and enforcement of this Agreement shall be construed, interpreted and governed pursuant to Florida law.

      15. In entering into this Agreement, each party represents that:

          (a) It has read the Agreement and has had the opportunity to consult with its attorneys, who are the attorneys of its own choice, during the negotiation and preparation of this Agreement.

          (b) It fully understands and is aware of the terms of this Agreement, and the legal consequences thereof, and voluntarily accepts them; and

          (c) Its counsel has reviewed and revised, or has had the opportunity to review and revise this Agreement, and accordingly the normal rule of construction, which states to the effect that any ambiguities are to be resolved against the drafting party, shall not be employed in the interpretation of this Agreement.

      16. Each party represents and warrants that no other person or entity has or has had any interest in the claims, demands, obligations or causes of action referred to in this Agreement. Each party further warrants and represents that the individuals executing this Agreement are duly authorized by the respective parties to bind the parties to the terms of this Agreement.

      17. Failure by either party at any time to require performance of any provision of this Agreement shall not limit the right of that party to enforce such performance or provision at any time, nor shall either party's waiver of any breach by the other party of any provision of this Agreement by a waiver of any succeeding breach by that other party of that same provision, or of any other provision of this Agreement.

      18. The parties agree that any notices to be provided pursuant to this Agreement shall be addressed to the respective parties as follows:

      Westmark Group Holdings, Inc.              Cassidy & Associates
      355 N.E. Fifth Ave., Suite 4               1504 "R" Street N.W.
      Delray Beach, Florida 33483                Washington, D.C. 20009

                and

      Harry C. Coolidge, Esq.
      1260 41st Ave., Suite N
      Capitola, California 59010

      Each party shall notify the other party by certified mail of any change of address or change of the person designated herein to receive notices to be provided pursuant to this Agreement. Once a party has received notice of a change of address or designated person, that party shall send all future notices to be provided in this Agreement to that address and designated person.

      19. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same document. It shall not be necessary, in making proof of this Agreement, to produce or account for more than one counterpart.

      20. The exercise date for any stock options previously granted to Cassidy shall be extended up to and including the date of final payment of the obligation hereinabove set forth.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement on the dates set forth below.

DATED:                                         DATED: 4/2/96

CASSIDY & ASSOCIATES                           WESTMARK GROUP HOLDINGS, INC.

By: /s/ JAMES M. CASSIDY                       By:  /s/ NORMAN BIRMINGHAM

Its:                                           Its: President